Exhibit 21



                         Subsidiaries of the Registrant



                                                                  Jurisdiction
                                                                        Of
                                                                  Incorporation

      Avenue Pictures, Inc.*                                        Delaware

      Wombat Productions, Inc.*                                     Delaware



























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*100% owned